Exhibit 3.16

CERTIFICATE OF FORMATION
OF
PRISM SANITATION MANAGEMENT, LLC

This Certificate of Formation is hereby filed by the undersigned for the purpose of creating a Delaware limited liability company:

1.  NAME: The name of the limited liability company is PRISM SANITATION MANAGEMENT, LLC (The “Company”).

2.  ADDRESS: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.  MANAGEMENT: Management of the Company is vested in the Board of the Company. The initial Director of the Company is Luis F. Machado.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation May 24, 1999.

/S/ LUIS F. MACHADO
Name: Luis F. Machado Director

[LOGO]

CERTIFICATE OF MERGER
OF
PRISM INTEGRATED SANITATION MANAGEMENT, INC.
INTO
PRISM SANITATION MANAGEMENT, LLC

Under Section 18-209 of the Delaware Limited Liability Company Act

The undersigned, JoAnne Brandes, Senior Vice President, General Counsel and Secretary of S. C. Johnson Commercial Markets, Inc. (“CMI”), the sole shareholder of Prism Integrated Sanitation Management, Inc., and the sole member of PRISM Sanitation Management, LLC, hereby certifies as follows:

1.  (a)  The name of each constituent entity is Prism Integrated Sanitation Management, Inc., a corporation of the State of Florida, and PRISM Sanitation Management, LLC, a limited liability company of the State of Delaware.

     (b)  The name of the surviving company is PRISM Sanitation Management, LLC, and following the merger its name shall remain PRISM Sanitation Management, LLC.

2.  As to each constituent entity, the designation and number of outstanding shares of each class and series and the voting rights thereof are as follows:

Name of Entity	Designation and No. of Outstanding Shares	Class or Series of shares entitled to vote	Shares entitled to vote as a class or series
Prism Integrated Sanitation Management	Common/56	Common	56

PRISM Sanitation Management, LLC	N/A	N/A	N/A

3.  (a)  The Certificate of Incorporation of Prism Integrated Sanitation Management, Inc. was filed with the Secretary of State for the State of Florida on the 31st day of December, 1969.

     (b)  The Certificate of Formation of PRISM Sanitation Management, LLC was filed with the Secretary of State for the State of Delaware on the 24th day of May, 1999.

     (c)  The executed agreement of merger is on file at PRISM Sanitation Management, LLC, 8300 Executive Center Dr. Miami, FL 33166.

     (d)  A copy of the agreement of merger will be provided by PRISM Sanitation Management, LLC without cost to any member of any domestic LLC or any person holding an interest in any other business entity which is to merge or consolidate.

4.  The Agreement/Plan of Merger was approved and executed by each constituent entity in the following manner:

(a)  As to PRISM Integrated Sanitation Management, Inc., by written consent of the Secretary of CMI, the sole shareholder of the corporation.

(b)  As to PRISM Sanitation Management, LLC, by written consent of the sole member of the company.

5.  Immediately upon the effectiveness of said merger, the officers and directors of Prism Integrated Sanitation Management, Inc. will become the officers and directors of PRISM Sanitation Management, LLC.

The merger shall be effective on the date of filing.

IN WITNESS WHEREOF, we have signed this Certificate on the 4th day of June, 1999 and the statements contained therein are affirmed as true under the penalties of perjury.

PRISM INTEGRATED SANITATION MANAGEMENT, INC.

By:  S. C. Johnson Commercial Markets, Inc.,
    its sole shareholder

/S/    JOANNE BRANDES
By:
JoAnne Brandes
Senior Vice President,
General Counsel and Secretary

PRISM SANITATION MANAGEMENT, LLC

By: S. C. Johnson Commercial Markets, Inc.,
    its sole member

/S/    JOANNE BRANDES
By:
JoAnne Brandes
Senior Vice President,
General Counsel and Secretary